EXHIBIT 99.1

GOLDEN PHOENIX NAMES ROBERT P. MARTIN EXECUTIVE VICE PRESIDENT AND CORPORATE SECRETARY

SPARKS, NV, March 10, 2006 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) is pleased to announce the appointment of Robert P. Martin to the position of Executive Vice President for Strategic Development. Mr. Martin has also been named Corporate Secretary.

Commenting on the appointments, David A. Caldwell, President of Golden Phoenix, said, ”Rob Martin brings the business experience and pragmatic know-how that has helped to shape our recent progress. For over two years Rob has been steadfast in his resolve to stabilize and grow Golden Phoenix, first as an outside investor and then as a team member. Rob has the communication and management skills needed to bring out the best in this Company. He serves as a reminder of what can be achieved when determination is applied to opportunity.”

Mr. Martin is a long-time shareholder who first joined Golden Phoenix as Director of Corporate Development during the early stages of its restructuring.  He comes from the private sector where he founded engineering and transportation businesses and is co-owner of a Hawaii-based service company under contract to the Hilton Corporation.

Mr. Martin’s background includes company turn-arounds, communications, public relations and human resources. He holds a baccalaureate degree from Washington University and completed post-graduate business studies at the University of Washington. Since 1985, Mr. Martin has donated time as President of Pacific Marine Research, a non-profit youth education organization.

In response to his selection, Mr. Martin stated, “Our mission is clear: create wealth for our 5,000 owners using sound business judgment to bring our mineral assets to market. That wealth lies underground in the form of gold and silver, plus a remarkable metal called molybdenum. We are methodically assembling the talent to harness that wealth, from the directors and managers to our skilled miners, technicians and financial professionals. My job is to facilitate the pursuit of excellence as we shift from fixing what was broken to building a wealth-generating organization. Going forward, I plan to focus on asset development, corporate expansion, and, of course, spreading the word. I am proud to be a part of this emerging success story.”

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, and is manager/operator of the Ashdown gold and molybdenum property in Humboldt County, Nevada.

Visit the Golden Phoenix Web site at http://www.Golden-Phoenix.com/

Forward-Looking Statements. Certain statements included herein may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the Company's Form 10-KSB, Form 10-QSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of this date and the Company assumes no obligation to update such forward- looking statements as a result of a number of factors.

CONTACT:
Golden Phoenix Minerals, Inc.
Robert Martin
Director of Corporate Development
775/853-4919

E & E Communications
Paul Knopick
949/707-5365
pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.